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                                                                  EXHIBIT (c)(4)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           DELAWARE OTSEGO CORPORATION



UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW, WE, THE UNDERSIGNED, BEING THE PRESIDENT AND SECRETARY, RESPECTIVELY, OF THE DELAWARE OTSEGO CORPORATION, PURSUANT TO SECTION 807 OF THE BUSINESS CORPORATION LAW OF NEW YORK STATE, DO HEREBY RESTATE AND CERTIFY AND SET FORTH:

         1.       The name of the Corporation is DELAWARE OTSEGO CORPORATION.

         2. The Certificate of Incorporation was filed by the Department of State on April 20, 1965, under the name DELAWARE OTSEGO RAILROAD CO., INC.

         3. The text of the Certificate of Incorporation is hereby restated without amendment or change to read as herein set forth in full:


                          CERTIFICATE OF INCORPORATION

                                       OF

                           DELAWARE OTSEGO CORPORATION

Under Section 5 of the Railroad Law:

         FIRST:  The name of the corporation is Delaware Otsego Corporation.

         SECOND: The purpose or purposes of the Corporation are to construct, reconstruct, own, lease, operate, extend, change and maintain transportation systems by railroad and other means of transportation and to have and exercise all rights, privileges, immunities and franchises heretofore and hereafter granted in connection with such transportation systems or otherwise.

          To generally do all things which those engaged in the above lines of business ordinarily do or perform.

         THIRD:  The duration of the Corporation is to be perpetual.

         FOURTH: The place where its principal office is to be located is the Village of Cooperstown, County of Otsego and State of New York.
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         FIFTH: The aggregate number of shares that the Corporation shall have authority to issue is 10,000,000 shares having a par value of $.125 per share.

         SIXTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him/her is 1 Railroad Avenue, Cooperstown, New York 13326.

         SEVENTH: The holders of shares of the Corporation shall have no pre-emptive or preferential right to subscribe for or purchase any shares of the Corporation or any rights or options to purchase shares of the Corporation or any shares or other securities convertible into or carrying rights or options to purchase shares of the Corporation.

         EIGHTH: No Director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except that this provision shall not eliminate or limit the liability of any Director if a judgment or other final adjudication adverse to such Director establishes that such Director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such Director personally gained in fact a financial profit or other advantage to which such Director was not legally entitled or that such Director's acts violated Section 719 of the Business Corporation Law, nor shall this provision eliminate or limit the liability of any Director for any act or omission prior to the adoption of this provision.

         4. This restatement of the Certificate of Incorporation was authorized by a vote of the Board of Directors of the Corporation.


     IN WITNESS WHEREOF, we have executed this Certificate this 1st day of June, 1991.

                                            s/  Walter G. Rich
                                                --------------------------------
                                                Walter G. Rich, President



                                             s/ Nathan R. Fenno
                                                --------------------------------
                                                Nathan R. Fenno, Secretary

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF OTSEGO  )



     Nathan R. Fenno, being duly sworn, deposes and says that he is the Secretary of DELAWARE OTSEGO CORPORATION, the corporation named herein, and one of the persons who signed the foregoing Restatement of the Certificate of Incorporation; that he has read the Restatement of


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Certificate of Incorporation; and knows the contents thereof and that the same is true to his knowledge.



                                             s/ Nathan R. Fenno
                                                --------------------------------
                                                Nathan R. Fenno, Secretary



Sworn to before me this 1st day of June, 1991.

    s/ Michael F. Armani
------------------------
        Notary Public
         Michael F. Armani
         Notary Public, State of New York
         Otsego County Reg. No. 4954269
         Commission expires 8/7/91


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